UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OVATION RESEARCH, INC.
(Exact name of registrant as specified in its charter)

Nevada	5700	900925760
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Number)	Identification Number)

OVATION RESEARCH, INC.
15 Miller Street, Suite 2, Birobidjan, Russia, 679016
(347) 674-5560
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Navada Management Team Ltd
1468 James Road, Gardnerville, NV 89460
(866) 683-6599
(775) 629-4064
 (Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Gary R. Henrie,
Attorney at Law
2510 E. Sunset Road,
Unit 5-779
Las Vegas, NV 89120
(801) 310-1419

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum		Proposed Maximum
	Amount to Be	Offering Price		Aggregate	Amount of
Title of Each Class of Securities to be Registered	Registered (1)	per Share		Offering Price	Registration Fee
Common Stock, par value $0.001 per share	2,000,000	$0.04	(2)	$80,000	$10.91
TOTAL	2,000,000	$-		$80,000	10.91
___________
(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

PROSPECTUS

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED SEPTEMBER 5, 2013

PRELIMINARY PROSPECTUS

Ovation Research, Inc.
2,000,000 Shares of Common Stock at $0.04 per share

This prospectus relates to the offer and sale of a maximum of 2,000,000 shares (the “Maximum Offering”) of common stock, $0.001 par value, by Ovation Research, Inc., a Nevada corporation (“we”, “us”, “our”, “Ovation Research, Inc.”, “Company” or similar terms). There is no minimum for this Offering. The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC. The initial Offering will be for 180 days. At the discretion of our management, we may extend the Offering for up to 90 days following the expiration of the 180-day Offering period. We will pay all expenses incurred in this Offering.

We are offering for sale a total of 2,000,000 shares of common stock at a fixed price of $.04 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The net proceeds to the company after offering expenses if 100% of the shares are sold will be $72,990, if 75% of the shares are sold $52,990, if 50% of the shares are sold $32,990 and if 25% of the shares are sold $12,990. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Valeria Bulkina, will attempt to sell the shares. There is no commitment by any person to purchase any shares. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. The offering date is the date by which this registration statement becomes effective.

This is a direct participation Offering since we are offering the stock directly to the public without the participation of an underwriter. Our officer and director will be solely responsible for selling shares under this Offering and no commission will be paid on any sales. We have not made any arrangements to place funds in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

Prior to this Offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.04 per share in relation to this Offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

Our independent registered public accountant has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our shares of common stock.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 9.

Neither the United States Securities and Exchange Commission (“SEC”), nor any state securities commission, has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2013

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus is not an offer to sell or buy any shares in any state or other jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover. You should rely only on the information contained in this prospectus.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus. Prospective investors should consider carefully the information discussed under “RISK FACTORS” and “USE OF PROCEEDS” sections, commencing on pages 6 and 14, respectively. An investment in our securities presents substantial risks, and you could lose all or substantially all of your investment.

Corporate Background and Business Overview

Our Company was incorporated in the State of Nevada on December 28, 2012 to engage in the development and operation of a business engaged in the distribution to North America (primarily the U.S. for now) of Stainless Steel Cookware produced in China.  Our principal executive offices are located at 15 Miller Street, Suite 2, Birobidjan, Russia, 679016.  Our phone number is (347) 674-5560.  We are a development stage company, we only just completed our first fiscal year end on May 31st and we have no subsidiaries.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

We are in the early stages of developing our plan to distribute Stainless Steel Cookware of different sizes: Soup pots,Milk pots, Fry pans, etc. made in China. We have entered into   Agreement s with Chinese manufacturer s Longfei Imp & Exp Co., Ltd. (“Longfei”) and Winco International Industrial Co., Ltd. (“Winco”) , who will supply the Stainless Steel Cookware products to our company.  We currently have limited revenues, a short operating history, and only one order to purchase the Stainless Steel Cookware sets.  Our plan of operations over the 12 month period following successful completion of our offering is to develop and establish our Stainless Steel Cookware sets distribution business and hire one salesperson (See “Business of the Company” and “Plan of Operations”).  We currently have Stainless Steel Cookware available, but do not expect to be selling it on a business-sustaining level until approximately 12 months following the completion of this offering.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, entering into Agreement s with our supplier s , purchasing first samples and commercial sets available for sale, purchasing computer, printer and office furniture, finding a website developer who is currently in the process of developing our company`s website and the initial equity funding by our sole officer and director. We generated limited revenues and our principal business activities to date consist of creating a business plan and entering into two Supply Agreement s , one dated January 22, 2013, with Longfei , which is an established distributor of Stainless Steel Cookware products and one dated August 23, 2013 with Winco . The terms and conditions of the Supply Agreement with Longfei provide that we have the right to purchase Stainless Steel Cookware sets products Soup pots, Milk pots, Fry pans, etc. at item`s market prices as identified in the Supply Agreement up to an aggregate of $250,000. We have the right to package, market and resell the items under our own brand. The Supply Agreement is in effect until December 31, 2014.

The terms and conditions of the Supply Agreement with Winco provide that we have the right to purchase Stainless Steel Cookware sets produced by Winco at item`s market prices as identified by the supplier.  We have the right to package, market and resell the items under our own brand.  The Supply Agreement is in effect until December 31, 2015.

We received our initial funding of $4,000 through the sale of common stock to our sole officer and director, who purchased 4,000,000 shares at $0.001 per share.
Our financial statements from inception on December 28, 2012 through the period ended May 31, 2013 report no revenues and a net loss of $(44). Our independent registered public accountant has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).  We intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As well, our election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until they apply to private companies. Therefore, as a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates.

The following is a brief summary of this Offering:

THE OFFERING

The Issuer:	Ovation Research, Inc.

Securities Being Offered:	2,000,000 shares of common stock

Price Per Share:	$0.04

Common stock outstanding before the offering:	4,000,000 shares of common stock

Common stock outstanding after the offering	6,000,000 shares of common stock if all the shares are sold.

Duration of the Offering:
The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC. The initial Offering will be for 180 days. At the discretion of our management, we may extend the Offering for up to 90 days following the expiration of the 180-day Offering period.

Gross Proceeds	$80,000 if all the shares are sold.

Securities Issued and Outstanding:	There are 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our sole officer and director, Valeria Bulkina.

Registration Costs:	We estimate our total offering registration costs to be approximately $7,010.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Summary of Financial Information

The summarized financial data presented below is derived from, and should be read in conjunction with, our audited financial statements and related notes from December 28, 2012 (date of inception) to May 31, 2013, included on Page F-1 in this prospectus and the reviewed financials statements for the period ended May 31, 2013.

Financial Summary	May 31, 2013 ($)
Cash and Deposits	4,056
Total Assets	4,056
Total Liabilities	100
Total Stockholder’s Equity	3,956

Statement of Operations	Accumulated From December 28, 2012 (Inception) to May 31, 2013 ($)
Total Expenses	44
Net Loss for the Period	44

We have just commenced our operations and are currently without revenue. Our accumulated loss at May 31, 2013 was $44. We anticipate that we will continue to incur net losses from our operations for the foreseeable future.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our Company and management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the offering on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks Relating to our Business

Because our independent registered public accountants have issued a going concern opinion, there is substantial uncertainty that we will continue operations, in which case you could lose your investment.

Our independent registered public accountants have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The Company is currently in the development stage and has minimal expenses, management does not believe that the Company’s current cash of $4,000 is sufficient to cover the expenses they will incur during the next twelve months in a limited operations scenario or until it raises additional funding. As of the date of the financial statements, there were no commitments to receive funds. Management estimates the minimum amount of additional funding necessary to remove the threat and enable the Company to remain viable for at least the twelve months following the date of the financial statements is approximately $7,000. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We have no operating history and have maintained losses since inception, which we expect to continue into the future.

We were incorporated on December 28, 2012 and have very limited operations.  We have only realized limited revenues to date. Our proposed Stainless Steel Cookware sets distribution business is under development. We have no operating history at all upon which an evaluation of our future success or failure can be made. Our net loss from inception to May 31, 2013 is $44. Based upon our proposed plans, we expect to incur significant operating losses in future periods. This will happen because there are substantial costs and expenses associated with the development, marketing and distribution of our product. We may fail to generate revenues in the future. If we cannot attract a significant number of purchasers, we will not be able to generate any significant revenues or income. Failure to generate revenues will cause us to go out of business because we will not have the money to pay our ongoing expenses.

In particular, additional capital may be required in the event that:

• the actual expenditures required to be made are at or above the higher range of our estimated expenditures;
• we incur unexpected costs in completing the development of our business or encounter any unexpected difficulties;
• we incur delays and additional expenses related to the development of our product or a commercial market for our product; or
• we are unable to create a substantial market for our products; or we incur any significant unanticipated expenses.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans and achieve a profitable level of operations.

If we are unable to obtain the necessary financing to implement our business plan we will not have the money to pay our ongoing expenses and we may go out of business.

Because we have not generated any revenue from our business, and we do not anticipate generating enough revenue to maintain operations until the end of 2013 , we will need to raise significant, additional funds for the future development of our business and to respond to unanticipated requirements or expenses.

Our ability to successfully market our product and to eventually distribute and use it to generate operating revenues also depends on our ability to obtain the necessary financing to implement our business plan. Given that we have no operating history, no revenues and only losses to date, we may not be able to achieve this goal, and we may go out of business. We may need to issue additional equity securities in the future to raise the necessary funds. We do not currently have any arrangements for additional financing and we can provide no assurance to investors we will be able to find such financing if further funding is required. Obtaining additional financing would be subject to a number of factors, including investor acceptance of our Stainless Steel Cookware sets products and our business model. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining loans will increase our liabilities and future cash commitments, and there can be no assurance that we will even have sufficient funds to repay our future indebtedness or that we will not default on our future debts if we are able to even obtain loans.

There can be no assurance that capital will continue to be available if necessary to meet future funding needs or, if the capital is available, that it will be on terms acceptable to us. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be forced to scale back or cease operations, which might result in the loss of some or all of your investment in our common stock.

The Stainless Steel Cookware sets distribution market is fragmented and competitive and we may not be able to compete successfully with our existing competitors or new entrants into the markets we serve.

The Stainless Steel Cookware sets distribution market is fragmented and competitive. Our competition varies by product line, customer classification and geographic market. The principal competitive factors in our industry are quality of product, pricing, service and delivery capabilities and availability of product. We will compete with many local, regional and national Stainless Steel Cookware sets distributors and dealers. In addition, some Stainless Steel Cookware sets suppliers might sell and distribute their products directly to our customers, and the volume of such direct sales could increase in the future. Additionally, distributors of products similar to those distributed by us, such as distributors of Chinese Stainless Steel Cookware sets, may elect to sell and distribute to our customers in the future or enter into exclusive supplier arrangements with other distributors. Most of our competitors have greater financial resources and may be able to withstand sales or price decreases more effectively than we can. We also expect to face competition from new market entrants. We may be unable to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

We will depend on independent Stainless Steel Cookware sets suppliers for our business to operate.

We will be dependent on independent Stainless Steel Cookware sets suppliers to deliver our Stainless Steel Cookware sets products. We currently have two supply agreements in place with Longfei Imp & Exp Co., Ltd. and Winco International Industrial Co., Ltd., but plan to enter into agreements with other suppliers in the future. We do not have our own manufacturing facilities to produce Stainless Steel Cookware sets. We will be entirely dependent on third parties to supply Stainless Steel Cookware sets to operate our Stainless Steel Cookware sets distribution business. We rely on third-party supply companies to supply Stainless Steel Cookware sets and deliver it to us for resale. We can make no assurance that we will be able to establish and maintain these third-party relationships or establish additional relationships as necessary to support growth and profitability of our business on economically viable terms. As independent companies, these Stainless Steel Cookware sets suppliers make their own business decisions. Such suppliers may choose not to do business with us for a variety of reasons, including competition, brand identity, product standards and concerns regarding our economic viability. They may have the right to determine whether, and to what extent, they produce and distribute our products, likely some of our competitors’ products and their own products. Some of the business for these Stainless Steel Cookware sets suppliers will likely come from producing or selling our competitors’ products. These Stainless Steel Cookware sets suppliers may devote more resources to other products or take other actions detrimental to our brands. In addition, their financial condition could also be adversely affected by conditions beyond our control and our business could suffer. In addition, we will face risks associated with any Stainless Steel Cookware sets supplier’s failure to adhere to quality control and service guidelines we establish or failure to ensure an adequate and timely supply of product to our potential and future customers. Any of these factors could negatively affect our business and financial performance. If we are unable to obtain and maintain a source of supply for Stainless Steel Cookware sets, our business will be materially and adversely affected.

If we are unable to build and maintain our brand image and corporate reputation, our business may suffer.

We are a new company, having been formed and commenced limited operations only in 2012.  Our success depends on our ability to build and maintain the brand image for our Stainless Steel Cookware sets products and effectively build the brand image for any new products.  We cannot assure you, however, that any expenditures on advertising and marketing will have the desired impact on our products’ brand image and on consumer preferences. Actual or perceived product quality issues or allegations of product flaws, even if false or unfounded, could tarnish the image of our brand and may cause consumers to choose other products.  Allegations of product defects, even if untrue, may require us from time to time to recall a product from all of the markets in which the affected product was distributed.  Product recalls would negatively affect our profitability and brand image.

If we are unable to complete our plan to distribute our Stainless Steel Cookware sets, we will not be able to generate revenues and you will lose your investment

We have not completed our plan to distribute Stainless Steel Cookware sets, and we have no revenues from the sale or use of our Stainless Steel Cookware sets. The success of our proposed business will depend on the completion of our plan and the acceptance of our Stainless Steel Cookware sets products by the general public. Achieving such acceptance will require significant marketing investment. Once we are capable of distributing our Stainless Steel Cookware sets products, it may not be accepted by consumers at sufficient levels to support our operations and build our business. If our Stainless Steel Cookware sets products are not accepted at sufficient levels, our business will fail.

Changes in economic conditions that impact consumer spending could harm our business.

Our financial performance will be sensitive to changes in overall economic conditions that impact consumer spending, particularly spending associated with non survival products, such as Stainless Steel Cookware sets, which is not indispensable to maintaining a basic lifestyle. Future economic conditions affecting consumer income such as employment levels, business conditions, interest rates, and tax rates could reduce consumer spending or cause consumers to shift their spending to other products. A general reduction in the level of consumer spending or shifts in consumer spending to other products could have a material adverse effect on our growth, sales and profitability.

Because we will import our products from China and distribute them in the US, a disruption in the delivery of exported products may have a greater effect on us than on our competitors.

We will import our product from China.  Because we will import our product and deliver it directly to our customers, we believe that disruptions in shipping deliveries may have a greater effect on us than on competitors who manufacture and/or warehouse products in Europe and North America.   Future d eliveries of our products may be disrupted through factors such as:

• raw material shortages, work stoppages, strikes and political unrest;
• fuel price increases;
• problems with ocean shipping, including work stoppages and shipping;
• container shortages;
• increased inspections of import shipments or other factors causing delays in shipments; and
• economic crises, international disputes and wars.

Some of our competitors warehouse products they import from overseas, which allows them to continue delivering their products for the near term, despite overseas shipping disruptions. If our competitors are able to deliver products when we cannot, our reputation may be damaged and we may lose customers to our competitors.

There are risks related to doing business in China given an uncertain regulatory environment.

Uncertainty in the state regulatory environment in China may expose our business to unexpected liability exposure and possibly even penalties. China has an evolving regulatory environment and often new regulations are adopted to regulate certain areas where there were no regulations before. As a result, we may be exposed to unforeseen risks of violating rules that did not previously exist. We could be subjected to increased taxes, monetary export requirements or unexpected penalties. This may in turn have an impact on our results of operation and the value of shares of our common stock.

Any fluctuation in the value of the Chinese Renminbi may have a material adverse effect on our business.

The value of the Chinese Renminbi against the U.S. dollar, Euro and other currencies is affected by, among other things, changes in China’s political and economic conditions and China’s foreign exchange policies. On July 21, 2005, the PRC government changed its policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi was permitted to fluctuate within a narrow and managed band against a host of certain foreign currencies. This change in policy caused the Renminbi to appreciate approximately 21.5% against the U.S. dollar over the following three years. Since reaching a high against the U.S. dollar in July 2008, however, the Renminbi has traded within a narrow band against the U.S. dollar, remaining within 1% of its July 2008 high but never exceeding it. It is difficult to predict how long the current situation may last and when and how it may change again. Fluctuations in exchange rates, primarily those involving the U.S. dollar, may affect our cost of sales and profit margins as well as our net income

We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.

Currently, we have only one employee who is also our sole officer and director. We depend entirely on Mrs. Bulkina for all of our operations. The loss of Mrs. Bulkina will have a substantial negative effect on our company and may cause our business to fail. Mrs. Bulkina has not been compensated for her services since our incorporation, and it is highly unlikely that she will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mrs. Bulkina`s services could prevent us from completing the development of our business distributing Stainless Steel Cookware and having revenues. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our sole officer and director. We do not anticipate entering into employment agreements with her or acquiring key man insurance in the foreseeable future.

We have limited business, sales and marketing experience in our industry.

We have not completed the development of our business distributing Stainless Steel Cookware products and have yet to generate revenues.  Our sole officer and director has no prior experience distributing or selling Stainless Steel Cookware , e-commerce, online sales or selling industry experience.   Her background is in the non-profit arena with business duties included marketing the plans and goals of the non-profit organization to the general public, meeting with new potential donors and overseeing the general growth of organization.   While we have plans for marketing and sales, there can be no assurance that such efforts will be successful.  There can be no assurance that our proposed Stainless Steel Cookware will gain wide acceptance in its target market or that we will be able to effectively market our product , resulting in a material adverse effect on our business, results of operations and financial condition.

We may not be able to compete effectively against our competitors.

The market for Stainless Steel Cookware sets distribution business is highly competitive and fragmented, with low barriers to entry. The Company expects competition to intensify in the future. If we are successful in implementing our business plans, w e will compete in each of our markets with numerous national, regional and local companies, many of which have substantially greater financial, managerial and other resources that are presently not available to us. Numerous well-established companies are focusing significant resources on providing different kind of Stainless Steel Cookware sets that will compete with our products. No assurance can be given that we will be able to effectively compete with these other companies or that competitive pressures, including possible downward pressure on the prices we charge for our products, will not rise. In the event that we cannot effectively compete on a continuing basis or competitive pressures arise, such inability to compete or competitive pressures will have a material adverse effect on our business, results of operations and financial condition.

Our officer and director lives outside the United States, making it difficult for an investor to enforce liabilities in foreign jurisdictions.

We are a Nevada corporation and, as such, are subject to the jurisdiction of the State of Nevada and the United States courts for purposes of any lawsuit, action or proceeding by investors herein.  An investor would have the ability to effect service of process in any action on the company within the United States.  However, since our officer and director resides outside the United States, substantially all or a portion of her assets are located outside the United States.  As a result, it may not be possible for investors to:

 effect service of process within the United States against your non-U.S. resident officer or director;
 enforce U.S. court judgments based upon the civil liability provisions of the U.S. federal securities laws against any of the above referenced foreign persons in the United States;
 enforce in a Russian court U.S. court judgments based on the civil liability provisions of the U.S. federal securities laws against the above foreign persons; and
 bring an original action in a Russian court to enforce liabilities based upon the U.S. federal securities laws against the above foreign persons.

Our officer and director is engaged in other activities and may not devote sufficient time to our affairs, which may affect our ability to conduct operations and generate revenues.

Our sole officer and director has existing responsibilities and has additional responsibilities to provide management and services to other entities. We initially expect Mrs. Bulkina to spend approximately 20 hours a week on the business of our company. As a result, demands for the time and attention from Mrs. Bulkina from our company and other entities may conflict from time to time. Because we rely primarily on Mrs. Bulkina to maintain our business contacts and to promote our product, her limited devotion of time and attention to our business may hurt the operation of our business.

Our insider beneficially owns a significant portion of our stock, and accordingly, may have control over stockholder matters, our business and management . Mrs. Bulkina will also have control over all matters on which stockholders vote by virtue of her ownership of a majority of your common stock .

As of the date of this prospectus, our sole officer and director, Mrs. Bulkina, beneficially owns 4,000,000 shares of our common stock in the aggregate, or 100% of our issued and outstanding shares of common stock. Assuming completion of the Maximum Offering, she will hold 66% of our issued and outstanding shares of common stock. Mrs. Bulkina will have control over all matters on which stockholders vote by virtue of her ownership of a majority of your common stock . As a result, our sole officer and director will have significant influence to:

• Elect or defeat the election of our directors;
• amend or prevent amendment of our articles of incorporation or bylaws;
• effect or prevent a merger, sale of assets or other corporate transaction; and
• affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by Mrs. Bulkina, new investors may not be able to effect a change in our business or management, and therefore, stockholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our Mrs. Bulkina, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. In order to comply with such requirements, our independent registered public accountants will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our independent registered public accountants and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

The lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Mrs. Bulkina lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our CEO has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our sole officer and director, Mrs. Bulkina, who will receive no commissions. She will offer the shares to friends, family members, and business associates; however, there is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

We are an “Emerging Growth Company” and we have elected to take advantage of certain exemptions from various reporting requirements.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

As a result of our election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2), our financial statements may not be comparable to companies that comply with public company effective dates.

Risks Associated with our Common Stock

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). A company must have a market maker apply to file an application to the OTCBB on its behalf and there is no guarantee that we will be able to engage a market maker to file an application on our behalf. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between us and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

If our shares of common stock commence trading on the OTC Bulletin Board, the trading price will fluctuate significantly and stockholders may have difficulty reselling their shares.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. If our shares of common stock commence trading on the Bulletin Board, the extremely small numbers of holders will sharply limit liquidity of the shares, and there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our discovery or development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts’ estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

We have not engaged a market maker to apply for quotation on the OTC Bulletin Board on our behalf. There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares. In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Investors that need to rely on dividend income should not invest in our common stock, as any income would only come from any rise in the market price of our common stock, which is uncertain and unpredictable. Investors that require liquidity should also not invest in our common stock. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no established trading market and should one develop, it will likely be volatile and subject to minimal trading volumes.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 75,000,000 shares of common stock. At present, there are 4,000,000 issued and outstanding shares of common stock, and if we are successful in completing the Maximum Offering there will be 6,000,000 shares outstanding. Our Board of Directors has the authority to cause us to issue additional shares of common stock without consent of any of our stockholders.

Consequently, our stockholders may experience more dilution in their ownership of our Company in the future, which could have an adverse effect on the trading market for our shares of common stock.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of the company.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

MARKET FOR OUR COMMON STOCK

Market Information

There is no established public market for our common stock.

After the effective date of the registration statement of which this prospectus forms a part, we intend to try to identify a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a liquid or viable market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

We have issued 4,000,000 shares of our common stock since our inception on December 28, 2012. There are no outstanding options or warrants or securities that are convertible into shares of common stock.

Holders

We have 1 holder of record of our common stock as of the date of this prospectus.

Rule 144

In general, under Rule 144, as currently in effect, a person, other than an affiliate, who has beneficially owned securities for at least six months, including the holding period of prior owners is entitled to sell his or her shares without any volume limitations; an affiliate, however, can sell such number of shares within any three-month period as does not exceed the greater of:

●	1% of the number of shares of common stock then outstanding, or
●	the average weekly trading volume of common stock on the OTC Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about an issuer. In order to effect a Rule 144 sale of common stock, the transfer agent requires an opinion from legal counsel. Further, the six month holding period is applicable only to issuers who have been subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 for at least 90 days.

As of the date of this Prospectus, no shares of our common stock are available for sale under Rule 144.

Securities Authorized for Issuance under Equity Compensation Plans

We have not established any compensation plans under which equity securities are authorized for issuance.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.04. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
SHARES SOLD	500,000	1,000,000	1,500,000	2,000,000
GROSS PROCEEDS	$20,000	$40,000	$60,000	$80,000
TOTAL BEFORE EXPENSES	20,000	40,000	60,000	80,000
OFFERING EXPENSES
Legal and Accounting	5,500	5,500	5,500	5,500
Publishing/Edgarizing	500	500	500	500
Transfer Agent	1000	1000	1000	1000
SEC Filing fee	10	10	10	10
TOTAL OFFERING EXPENSES	7,010	7,010	7,010	7,010
NET AFTER OFFERING EXPENSES	12,990	32,990	52,990	72,990

EXPENDITURES(1)
Maintaining reporting status	6,900	6,900	6,900	6,900
Office set up	2,000	3,000	3,000	4,000
Web site development	2,090	3,500	4,000	5,000
Advertising/marketing	2,000	15,000	32,000	37,000
Hire Sales person	-	-	-	12,000
General administrative costs	-	4,590	7,090	8,090
	12,990	32,990	52,990	72,990

Net Remaining Balance	-0-	-0-	-0-	-0-
_________
(1) Expenditures for the 12 months following the completion of this Offering. The expenditures are categorized by significant area of activity.

The figures above represent only estimated costs.   The offering is being conducted on a “best-efforts” basis, the offering scenarios presented above are for illustrative purposes only and the actual amount of proceeds, if any, may differ.

Please see a detailed description of the use of proceeds in the “Plan of Operation” section of this Prospectus.

Our offering expenses of approximately $7,010 are comprised primarily of legal and accounting expenses, publishing/Edgarization fees, SEC filing fees and transfer agent fees. Our officers and directors will not receive any compensation for their efforts in selling our shares.

If we are able to sell only 1,500,000, shares (75% of this offering) we can maintain our reporting requirements with the SEC and complete the development of our business to distribute Stainless Steel Cookware sets, with the exception that we will have insufficient funds to hire a sales person. If we are not able to sell a minimum of 500,000 shares (25% of this offering), we will not implement our business plan at all, except maintaining our reporting with the SEC and remain in good standing with the state of Nevada. If we do not sell at least 500,000 shares (25% of this offering) we will not be able to maintain our reporting status with the SEC, remain in good standing with the state of Nevada and complete most of our website development. If we are unable to complete the Maximum Offering of 2,000,000 shares, we will attempt to raised the funds needed to complete our Plan of Operation through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds if the costs of developing our website www.ovationresearchinc.com are greater than we have budgeted. Our website is currently in the process of development. We will also require additional financing to sustain our business operations if we are not successful in earning revenues.

We currently do not have any arrangements regarding this Offering or following this Offering for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain further financing, the successful development of our Stainless Steel Cookware s sets products business, a successful marketing and promotion program, and achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. There are no assurances that we will be able to obtain further funds required for our continued operations. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

If we are successful in selling all 2,000,000 shares of common stock under this Offering, the net proceeds will be used for our business plan and general working capital, during the twelve months following the successful completion of this Offering. In all instances, after the effectiveness of the registration statement of which this prospectus is a part, we will require some amount of working capital to maintain our basic operations and comply with our public reporting obligations. In addition to changing our allocation of cash because of the amount of proceeds received, we may change the use of proceeds because of changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of May 31, 2013 was $ (3,053) or approximately $0.00 07 per share.  Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of May 31, 2013.

The following table sets forth as of May 31, 2013, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 10%, 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.04 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	0.04	0.04	0.04	0.04
Post offering net tangible book value	16,947	36,947	56,947	76,947
Post offering net tangible book value per share	0. 0038	0.00 74	0.01 04	0.01 28
Pre-offering net tangible book value per share	(.00 07 )	(.00 07 )	(.00 07 )	(0.00 07 )
Increase (Decrease) in net tangible book value per share after offering	0.00 5	0.008	0.011	0.01 4
Dilution per share	0.0 36	0.0 33	0.03 0	0.0 27
% dilution	90.59%	81.53%	74.12%	67.94%
Capital contribution by purchasers of shares	20,000	40,000	60,000	80,000
Capital Contribution by existing stockholders	4,000	4,000	4,000	4,000
Percentage capital contributions by purchasers of shares	86%	93%	95%	96%
Percentage capital contributions by existing stockholders	14%	07%	05%	04%
Gross offering proceeds	$20,000	$40,000	$60,000	$80,000
Anticipated net offering proceeds	$12,990	$32,990	$52,990	$72,990
Number of shares after offering held by public investors	500,000	1,000,000	1,500,000	2,000,000
Total shares issued and outstanding	4,500,000	5,000,000	5,500,000	6,000,000
Purchasers of shares percentage of ownership after offering	11%	20%	27%	33%
Existing stockholders percentage of ownership after offering	89%	80%	73%	66%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATION

Overview

We were incorporated in the State of Nevada on December 28, 2012. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger. Our business office is located at 15 Miller Street, Suite 2, Birobidjan, Russia, 679016

We are a development stage company that has not generated any revenue and has had limited operations to date. From December 28, 2012 (inception) to May 31, 2013, we have incurred accumulated net losses of $44. As of May 31, 2013, we had total assets of $4,056, and total liabilities of $100, respectively. Based on our financial history since inception, our independent auditor has expressed substantial doubt as to our ability to continue as a going concern.

Our business will be the distribution if Stainless Steel Cookware sets produced in China to North America. We generated limited revenues and our principal business activities to date consist of creating a business plan and entering into two Supply Agreements, one dated January 22, 2013, with Longfei, which is an established distributor of Stainless Steel Cookware products and one dated August 23, 2013 with Winco. The terms and conditions of the Supply Agreement with Longfei provide that we have the right to purchase Stainless Steel Cookware sets products Soup pots, Milk pots, Fry pans, etc. at item`s market prices as identified in the Supply Agreement up to an aggregate of $250,000. We have the right to package, market and resell the items under our own brand. The Supply Agreement is in effect until December 31, 2014.

The terms and conditions of the Supply Agreement with Winco provide that we have the right to purchase Stainless Steel Cookware sets produced by Winco at item`s market prices as identified by the supplier. We have the right to package, market and resell the items under our own brand. The Supply Agreement is in effect until December 31, 2015.

Our customers will be asked to 100% prepay for the products. Customers will have three options to pay for our products: by credit card, by wire transfer or by sending a check/money order. If customer decides to pay by check/money order, then we will apply a certain amount of days before shipping to have the check/money order cleared. Customers will be responsible to cover the shipping costs. Shipping costs will be added automatically to a customer’s final bill. As soon as we receive prepayment for the products from our customers we will purchase these products from our supplier by wire transfer or credit card payment including shipping costs. The purchased products will be shipped directly to the customers.

Set up Office.
Time Frame: 1st- 3rd months.

Upon completion of our offering we plan to set up office in the US and acquire the necessary equipment to begin operations. The more money we raise, the more money we can spend for office set up. We plan to spend $2,000 (if 25% of shares sold), $3,000 (if 50% or 75% of shares sold) and $4,000 (if 100% of shares sold), to set up office and obtain the necessary equipment to begin operations. Valeria Bulkina, our sole officer and director will handle our administrative duties.

Develop Our Website.
Time Frame: 3rd-5th months.

When our office is set up, we intend to continue the development of our website. We registered web domain www.ovationresearchinc.com. We are currently using an independent web design company to help us design and develop our website. The more money we raise, the more money we can spend for our website development. We plan to spend $2,090 (if 25% of shares sold), $3,500 (if 50% of shares sold), $4,000 (if 75% of shares sold) and $5,000 (if 100% of shares sold) for our website to be operational. It will take up to 90 days to develop our website. There will be information about us, the variety of Stainless Steel Cookware sets we will offer, information on how to order our product and other information. Updating and improving our website www.ovationresearchinc.com will continue throughout the lifetime of our operations.

Commence Advertising/ Marketing Campaign.
Time Frame: 6th-12th months.

Once our website is operational, we will begin to market our product. We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We also expect to get new clients from “word of mouth” advertising where our new clients will refer their friend and colleagues to us. We plan to attend trade shows in our industry to showcase our product with a view to find new customers. We also will use internet promotion tools on Facebook and Twitter to advertise our products and company. The more money we raise, the more money we can spend for the marketing campaign. We plan to spend $2,000 (if 25% of shares sold), $15,000 (if 50% of shares sold), $32,000 (if 75% of shares sold) and $37,000 (if 100% of shares sold) on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

Negotiate service agreements with potential wholesale customers.
Time Frame: 6th-12th months.

In the same time we start our marketing campaign, we plan to contact and start negotiation with potential wholesale customers. Initially, our sole officer and director, Mrs. Bulkina, will look for potential wholesale customers. We will negotiate terms and conditions of collaboration. Even though the negotiation with potential wholesale customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

Even if we are able to obtain sufficient number of service agreements at the end of the twelve month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Hire a Salesperson.
Time Frame: 8th-12th months.

If we sell 100% shares in this offering, we intend to spend $12,000 to hire one salesperson to introduce our products. The salesperson’s job would be to find new potential purchasers, and to set up agreements with wholesale customers to buy our Stainless Steel Cookware products.

Based on our current operating plan, we believe that we will start to generate enough revenue from selling our Stainless Steel Cookware products to sustain our business operations by the end of 2013. We do not have sufficient cash and cash equivalents to execute our operations, and we will need the funds from this offering to commence our planned business activities. The $4,000 we received from the sale of shares to our director are currently being utilized to pay for initial offering costs but after we complete the offering, of which there is no guarantee, the current funds used for the offering will be replenished from the offering proceeds and the original $4,000 will then be available to utilize as needed in our business plan. We may also need to obtain additional financing to operate our business for the twelve months following completion of our public offering. Additional financing, whether through public or private equity or debt financing, arrangements with the security holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital.

General administrative costs

The more money we raise, the more money we can spend for the general administrative costs. We plan to spend no money (if 25% of shares sold), $4,590 (if 50% of shares sold), $7,090 (if 75% of shares sold) and $8,090 (if 100% of shares sold) on general administrative costs during the first year.

Valeria Bulkina, our president will be devoting 20 hours per week to our operations.

In summary, we expect to be in full operation and selling our product within 12 months of completing our offering if we sold 100% of shares offered. Until we start to sell our product, we do not believe that our operations will be profitable. If we are unable to attract customers we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations we likely will dissolve and file for bankruptcy and shareholders would lose their entire investment in our company.

Revenues and Results of Operations

We have generated limited revenues since our inception on December 28, 2012. During the period from inception to May 31, 2013 we had no revenue and our operating expenses were comprised of general and administrative expenses of $44.

Our total assets at May 31, 2013 were $4,056, our cash in the bank. We currently anticipate that our legal and accounting fees will increase over the next 12 months as a result of becoming a reporting company with the SEC, and will be approximately $5,500.

Our director has purchase $4,000 in common stock since inception.

Expenditures and Plan of Operation for the Remainder of Fiscal 2013

We expect to incur the following expenses in the next 12 months in connection with our business operations:

Office set up:	$2,000-$4,000
Advertising/Marketing:	$2,000-$37,000
Website development	$2,090-$5,000
General administrative costs:	$0-$8,090
Hire a salesperson:	$0-12,000
Maintaining reporting status	$6,900

Total:	$12,990-$72,990

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance. We are a development stage company and have generated limited revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in our development program, and possible cost overruns due to increases in the cost of services.

We have no assurance that future financing will materialize. If that financing is not available to use for our development program, we may be unable to continue.

Liquidity and Capital Resources

We are a development stage company with limited operating history. We have signed two supply agreements to provide our product, we will require revenue to order product as the agreements include terms requiring us to pay for the product prior to it shipping. We have only recently begun to generate revenues , in August 2013 we sold $9,450 in product to one customer . Accordingly, there is a limited operating history by which to evaluate the likelihood of our success or our ability to exist as a going concern. Th e initial period of growth , expected by management, and the start-up of the business are likely to be a significant challenge to us.

Based on our budget shown above, we anticipate needing between $12,990 and $72,990 (depending on whether 25%, 50%, 75% or 100% offered shares sold) to meet our requirements for operating needs for the 12 months of the estimated budget. Our current cash on hand of $4,056 will not allow us to commence operations. However, no assurance can be given that we will be able to sell these percentages of shares. The following table outlines the amount of cash we will need to implement our business in scenarios where we raise 25%, 50%, 75% and 100% of the Offering and the expected expenses we will incur:

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
SHARES SOLD	500,000	1,000,000	1,500,000	2,000,000
GROSS PROCEEDS	$20,000	$40,000	$60,000	$80,000
TOTAL BEFORE EXPENSES	20,000	40,000	60,000	80,000
OFFERING EXPENSES
Legal and Accounting	5,500	5,500	5,500	5,500
Publishing/Edgarizing	500	500	500	500
Transfer Agent	1000	1000	1000	1000
SEC Filing fee	10	10	10	10
TOTAL OFFERING EXPENSES	7,010	7,010	7,010	7,010
NET AFTER OFFERING EXPENSES	12,990	32,990	52,990	72,990

EXPENDITURES
Maintaining reporting status	6,900	6,900	6,900	6,900
Office set up	2,000	3,000	3,000	4,000
Web site development	2,090	3,500	4,000	5,000
Advertising/marketing	2,000	15,000	32,000	37,000
Hire Sales person	-	-	-	12,000
General administrative costs	-	4,590	7,090	8,090
	12,990	32,990	52,990	72,990

Net Remaining Balance	-0-	-0-	-0-	-0-

Additionally, if we are unable to generate revenues that are sufficient to fund our operations after the initial 12 month period, we will need to obtain financing in order to sustain our operations beyond the end of month 12. We anticipate that our future cash needs will be approximately $50,000 for the twelve month period following the end of month 12, and we do not currently have any arrangements for financing such amount if revenue is not sufficient to cover operating costs. We anticipate obtaining such financing by way of public or private offerings of our debt and/or equity securities. No assurance can be given that any financing, borrowing or sale of equity or debt will be possible when needed or that we will be able to negotiate acceptable terms in a timely fashion or even available at all. In addition, our access to capital is affected by prevailing conditions in the financial and equity capital markets, as well as our own financial condition.

Even if we do complete the implementation of our business plan during the 12 months following the close of our offering, we may not be able to generate sufficient revenues to become profitable.

Going Concern Consideration

The report of our independent registered accounting firm expresses concern about our ability to continue as a going concern based on the absence of significant revenues, recurring losses from operations, and our need for additional financing in order to fund our projected loss in 2013. The Company is currently in the development stage and has minimal expenses, management does not believe that the Company’s current cash of $4,000 is sufficient to cover the expenses they will incur during the next twelve months in a limited operations scenario or until it raises additional funding. As of the date of the financial statements, there were no commitments to receive funds.  Management estimates the minimum amount of additional funding necessary to remove the threat and enable the Company to remain viable for at least the twelve months following the date of the financial statements is approximately $7,000.

SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

Use of Estimates

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Income Taxes

Ovation Research, Inc. accounts for its income taxes in accordance with the FASB Accounting Standards Codification. Under Codification, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used of financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

Fair Value of Financial Instruments

The FASB Accounting Standards Codification requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company’s financial instruments consist primarily of cash.

Per Share Information

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

Emerging Growth Company status

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

As a result of our election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2), our financial statements may not be comparable to companies that comply with public company effective dates.

DESCRIPTION OF BUSINESS

Organization within the Last Five Years

We were incorporated in the State of Nevada on December 28, 2012. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger. Our business office is located at 15 Miller Street, Suite 2, Birobidjan, Russia, 679016

In General

Our business will be the distribution if Stainless Steel Cookware sets produced in China to North America , primarily the U.S. for now . We generated limited revenues and our principal business activities to date consist of creating a business plan and entering into two Supply Agreements, one dated January 22, 2013, with Longfei, which is an established distributor of Stainless Steel Cookware products and one dated August 23, 2013 with Winco. The terms and conditions of the Supply Agreement with Longfei provide that we have the right to purchase Stainless Steel Cookware sets products Soup pots, Milk pots, Fry pans, etc. at item`s market prices as identified in the Supply Agreement up to an aggregate of $250,000. We have the right to package, market and resell the items under our own brand. The Supply Agreement is in effect until December 31, 2014.

The terms and conditions of the Supply Agreement with Winco provide that we have the right to purchase Stainless Steel Cookware sets produced by Winco at item`s market prices as identified by the supplier. We have the right to package, market and resell the items under our own brand. The Supply Agreement is in effect until December 31, 2015.

The total estimated amount of funds required to develop our business is between $12,990 and $72,990 (depending on whether 25%, 50%, 75% or 100% offered shares sold).  We need funds for general administrative expenses, business development, marketing costs, support materials and costs associated with being a publicly reporting company.  We have not generated any revenue from operations to date.  In order to expand our business operations, we anticipate that we will have to raise additional funding.   The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole officer and director, Mrs Bulkina , though we do not have an agreement from Mrs. Bulkina for such cash advances.

We plan to distribute our Stainless Steel products in the North American markets to both retail and wholesale customers. We do not intend to store inventory for any period of time. The orders will be shipped to the customers depending on customers’ requests.  Customers will be responsible for the custom duties, taxes or any other additional charges that might incur. All shipments will be 100% insured for the value of the shipping, and the insurance cost for risk of damage or loss will be customers’ responsibility.

Our products will be offered at prices marked-up from 15% to 20% of our purchase price to retail customers and 10% to15% of our purchased price to wholesale customers.  We plan to accept retail orders on-line only. We do not intend to offer any credit terms relating to order payments.  Our customers will be asked to 100% prepay for the products. Customers will also be responsible to cover the shipping costs. Shipping costs will be added automatically to a customer’s final bill. This will apply to both retail and wholesale customers purchasing our Stainless Steel Cookware products.

Product Overview or History of Stainless Steel

In metallurgy, stainless steel, also known as inox steel or inox from French "inoxydable", is a steel alloy with a minimum of 10.5% to 11% chromium content by mass.

Stainless steel does not readily corrode, rust or stain with water as ordinary steel does, but despite the name it is not fully stain-proof, most notably under low oxygen, high salinity, or poor circulation environments. It is also called corrosion-resistant steel or CRES when the alloy type and grade are not detailed, particularly in the aviation industry. There are different grades and surface finishes of stainless steel to suit the environment the alloy must endure. Stainless steel is used where both the properties of steel and resistance to corrosion are required. (http://en.wikipedia.org/wiki/Stainless_steel)

Stainless steel differs from carbon steel by the amount of chromium present. Unprotected carbon steel rusts readily when exposed to air and moisture. This iron oxide film (the rust) is active and accelerates corrosion by forming more iron oxide, and due to the greater volume of the iron oxide this tends to flake and fall away. Stainless steels contain sufficient chromium to form a passive film of chromium oxide, which prevents further surface corrosion and blocks corrosion from spreading into the metal's internal structure, and due to the similar size of the steel and oxide ions they bond very strongly and remain attached to the surface.

Passivation only occurs if the proportion of chromium is high enough and oxygen is present.

History

An announcement, as it appeared in the 1915 New York Times, of the development of stainless steel

A few corrosion-resistant iron artifacts survive from antiquity. A famous example is the Iron Pillar of Delhi, erected by order of Kumara Gupta I around AD 400. Unlike stainless steel, however, these artifacts owe their durability not to chromium but to their high phosphorus content, which, together with favorable local weather conditions, promotes the formation of a solid protective passivation layer of iron oxides and phosphates, rather than the non-protective cracked rust layer that develops on most ironwork.

The corrosion resistance of iron-chromium alloys was first recognized in 1821 by French metallurgist Pierre Berthier, who noted their resistance against attack by some acids and suggested their use in cutlery. Metallurgists of the 19th century were unable to produce the combination of low carbon and high chromium found in most modern stainless steels, and the high-chromium alloys they could produce were too brittle to be practical.

In the late 1890s Hans Goldschmidt of Germany developed an aluminothermic (thermite) process for producing carbon-free chromium. Between 1904 and 1911 several researchers, particularly Leon Guillet of France, prepared alloys that would today be considered stainless steel.

Friedrich Krupp Germaniawerft built the 366-ton sailing yacht Germania featuring a chrome-nickel steel hull in Germany in 1908. In 1911, Philip Monnartz reported on the relationship between chromium content and corrosion resistance. On October 17, 1912, Krupp engineers Benno Strauss and Eduard Maurer patented austenitic stainless steel as ThyssenKrupp Nirosta.

Similar developments were taking place contemporaneously in the United States, where Christian Dantsizen and Frederick Becket were industrializing ferritic stainless steel. In 1912, Elwood Haynes applied for a US patent on a martensitic stainless steel alloy, which was not granted until 1919.

Also in 1912, Harry Brearley of the Brown-Firth research laboratory in Sheffield, England, while seeking a corrosion-resistant alloy for gun barrels, discovered and subsequently industrialized a martensitic stainless steel alloy. The discovery was announced two years later in a January 1915 newspaper article in The New York Times. The metal was later marketed under the 'Staybrite' brand by Firth Vickers in England and was used for the new entrance canopy for the Savoy Hotel in London in 1929. Brearley applied for a US patent during 1915 only to find that Haynes had already registered a patent. Brearley and Haynes pooled their funding and with a group of investors formed the American Stainless Steel Corporation, with headquarters in Pittsburgh, Pennsylvania.

In the beginning stainless steel was sold in the US under different brand names like 'Allegheny metal' and 'Nirosta steel'. Even within the metallurgy industry the eventual name remained unsettled; in 1921 one trade journal was calling it "unstainable steel". In 1929 before the Great Depression hit, over 25,000 tons of stainless steel were manufactured and sold in the US.

Our Proposed Products

Stainless Steel Cookware sets contain 100% Stainless Steel. The y include designs in Soup pots, Milk pots and Fry pans. As well as traditional Stainless Steel products, new, modern designs are developed by the factories and workshops to ensure Stainless Steel Cookware items maintain their appeal. These beautiful items are perfect for wedding gifts, anniversary gifts or corporate gifts.

Our mission is to bring to our customers the high quality Stainless Steel Cookware items at competitive price. Our supplier has agreed to supply us with many kinds of Stainless Steel Cookware products. We will transmit any orders received to our supplier for shipment. Our customers will be responsible to cover the shipping costs. Shipping costs will be added automatically to a customer’s final bill.

Potential customers

We plan to sell our products to both retail and wholesale customers , but our focus will be on wholesale customers . Our retail customers can purchase our products from any countries from all over the world placing their orders on our website and paying by credit card. Our President and sole director, Mrs. Valeria Bulkina will market our products and negotiate agreements with potential wholesale customers in North American countries. We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to market our products and acquire potential customers. We plan to attend trade shows in our industry to showcase our product with a view to find new customers. If we sell 100% of the shares in this offering, we plan to hire a sales representative. The salesperson’s job will be to find new wholesale customers and execute agreements with them to buy our products.

We range of potential purchasers that we will seek as customers include:

• Retail customers purchasing our Stainless Steel Cookware on-line;
• Large department stores;
• Small gift stores;
• Other on-line stores selling Stainless Steel Cookware and any kind of gifts;
• Other Stainless Steel products distributors.

Competition

There are many well-established manufacturing, distribution and retail sales companies selling Stainless Steel Cookware products. We expect to face medium to high level of resistance when we enter the market, where it will be up to our marketing efforts and negotiation skills to acquire new customers. Most of our competitors have greater financial resources and may be able to withstand sales or price decreases well than we can. We also expect to face competition from new market entrants. We may be unable to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Stainless Steel Cookware is distributed by many companies as well as numerous stores and websites in Europe and North America. To compete with other companies, we plan is to use helpful customer service and offer wide assortment of Stainless Steel Cookware at competitive prices. We will take significant efforts to promote our product using marketing and internet tools.

Marketing Strategy

Once we have funding we will begin working with low cost web expert to promote website search results, and when sales support the expense we plan to hire a sales person.  In the meantime, management plans to start a low cost email marketing campaign, reaching out to small to medium distributors of cookware.

We plan to develop our website www.ovationresearchinc.com to market and display our products. As of the date of this prospectus we identified and registered the domain name for our website. We currently are working with an independent web designing company. Our website will describe our products in detail, show our contact information, and include some general information and pictures of Luxury Stainless Steel Cookware. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words and metatags, and utilizing link and banner exchange options. We intend to promote our website by displaying it on our promotion materials.

To enhance our sales and to advertise our product we plan to keep improving and developing our website to make it as “user friendly” as possible. Our website will offer a large array of Stainless Steel Cookware and by becoming a “one-stop shopping” destination will significantly enhance the efficiency of the purchasing process simultaneously reducing the time and cost of finding reasonably priced Stainless Steel Cookware sets. Our online store will provide customers with an easy-to-use shopping alternative. The website will be available 24 hours a day, seven days a week allowing customers to shop for our products directly from their homes or offices. We will attempt to provide a customer service department via email where consumers can resolve order and product questions.

Agreement s with our supplier s

On January 22, 2013, we entered into a Supply Agreement, with Longfei Imp & Exp Co., Ltd., a Chinese company, which is an established distributor of Stainless Steel products. The terms and conditions of the Supply Agreement provide that, among other things, we have the right to purchase Stainless Steel Cookware sets at item prices identified in the Supply Agreement up to an aggregate of $250,000 . We have the right to package, market and resell the items under our own brand. The Supply Agreement is in effect until December 31, 2014.

On August 23, 2013 we entered into a Supply Agreement with Winco International Industrial Co., Ltd. The terms and conditions of the Supply Agreement with Winco provide that we have the right to purchase Stainless Steel Cookware sets produced by Winco at item`s market prices as identified by the supplier. We have the right to package, market and resell the items under our own brand. The Supply Agreement is in effect until December 31, 2015.

Research and Development Expenditures

We have not incurred any research expenditures since our incorporation.

Bankruptcy or Similar Proceedings

There has been no bankruptcy, receivership or similar proceeding.

Reorganizations, Purchase or Sale of Assets

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Compliance with Government Regulation

We do not require any government approval for our services. We will be subject to local and international laws and regulations that relate directly or indirectly to our operations.  We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.   We do not believe that government regulation will have a material impact on the way we conduct our business.

Patents, Trademarks and Copyrights

We do not own, either legally or beneficially, any patents or trademarks. We intend to protect our website with copyright laws. Beyond our trade name, we do not hold any other intellectual property.

Research and Development Activities and Costs

We have not incurred any research and development costs to date.

Facilities

We currently do not own any physical property or own any real or intangible property. Our current business address is 15 Miller Street, Suite 2, Birobidjan, Russia, 679016. Our telephone number is (347) 674-5560.

Valeria Bulkina, our sole officer and director, works on Company business from a home office. This location serves as our primary office for planning and implementing our business plan. Management believes the current premises arrangements are sufficient for its needs for at least the next 12 months.

The Company intends to lease its own offices at such time as it has sufficient financing to do so. We anticipate these offices will be located in the state of Nevada, where our company is registered and also where anticipated lease rates are lower than in New York or California. We anticipate we will need approximately 1,500 to 2,000 square feet to accommodate the full time management and administrative support personnel if the implementation of our business plan is successful.

Employees and Employment Agreements

We have only one employee as of the date of this prospectus. Mrs. Bulkina is our sole employee who currently provides his services on a consultant basis without compensation. After receiving funding, Mrs. Bulkina plans to devote as much time as the Board of Directors determines is necessary for her to manage the affairs of the Company. As our business and operations increase, we will hire full time management and administrative support personnel.

Reports to Stockholders

We are not currently a reporting company, but upon effectiveness of the registration statement of which this prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain copies of these reports from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 A.M. to 3 P.M. or on the SEC’s website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We will also make these reports available on our website www.ovationresearchinc.com once our website is operational.

Emerging Growth Company Status under the JOBS Act

Ovation Research, Inc. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

●	The first fiscal year after its annual revenues exceed $1 billion;
●	The first fiscal year after the fifth anniversary of its IPO;
●	The date on which the company has issued more than $1 billion in non-convertible debt during the previous three-year period; and
●	The first fiscal year in which the company has a public float of at least $700 million.

Financial and Audit Requirements

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

●	Provide only two rather than three years of audited financial statements in their IPO Registration Statement;
●
Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;

●	Delay compliance with new or revised accounting standards until they are made applicable to private companies; and
●	Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

Offering Requirements

In addition, during the IPO offering process, emerging growth companies are exempt from:

●	Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;
●	Certain restrictions on communications to institutional investors before filing the IPO registration statement; and
●
The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

Other Public Company Requirements

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

●
The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;

●	Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and
●	The requirements under Sections 14A(a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

DESCRIPTION OF PROPERTY

We do not currently own any real property. Our corporate offices are located at 15 Miller Street, Suite 2, Birobidjan, Russia, 679016. Mrs. Bulkina is providing us this office space free of charge. This location will serve as our primary executive offices for the foreseeable future. Once the offering is complete we will set up our U.S. office.

We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON

The names, ages and titles of our executive officer and director is as follows:

Name	Age	Position
Valeria Bulkina	47	President, Secretary, Treasurer and Director

Valeria Bulkina has served as our President, Treasurer and Director since our formation on December 28, 2012. Since 2005, Mrs. Bulkina has been self-employed operating Radost (Joy) a not for profit organization in Russian Federation as office manager and business development president. Radost provides for the sick and destitute in the surrounding regions. Her business duties included marketing the plans and goals of the organization to the general public, meeting with new potential donors and overseeing the general growth of organization.

Mrs. Bulkina`s experience, excellent communication skills and enthusiasm for entrepreneurship led to our conclusion that Mrs. Bulkina should be serving as a member of our Board of Directors.

Term of Office

Each of our directors serves for a term on our Board of Directors that expires until the next annual meeting of shareholders, until his successor shall have been elected and the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

Committees of the Board Of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee “financial expert.” As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our director who also serves as the sole officer of the Company. Thus, there is an inherent conflict of interest.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” Our determination of independence of directors is made using the definition of “independent director” contained in Rule 5000(a)(19) of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”), even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that each of Mrs. Bulkina is not “independent” within the meaning of such rules.

Significant Employees

We have no employees. Our sole officer and director, Valeria Bulkina, currently devotes approximately 20 hours per week to Company matters.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Stockholder Communications with the Board of Directors

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the Board of Directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following table sets forth information concerning annual and long-term compensation of the Company for the fiscal year ended May 31, 2013, for its executive officer.

Summary Compensation Table

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation($)	All Other Compensation($)	Total($)

Valeria Bulkina (1)	2013	0	0	0	0	0	0	0	0
_________
(1) President, Secretary, Treasurer and Director.

Employment Agreements, Termination of Employment, Change-In-Control Arrangements

There is currently no employment or other contract or arrangement with our officer. There are no compensation plans or arrangements, including payments to be made by us, with respect to an officer that would result from their resignation, retirement or other termination from us. There are no arrangements for our officer that would result from a change-in-control. Our officer has received no monetary compensation since our inception to the date of this prospectus.

Stock Option Grants

We do not currently have a stock option plan nor any long-term incentive plans that provide compensation intended to serve as an incentive for performance. No individual grants of stock options or other equity incentive awards have been made to our officers or directors since our inception; accordingly, none were outstanding at May 31, 2013.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of May 31, 2013:

	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	Paid in	Stock	Option	Plan	Compensation	All Other
Name	Cash ($)	Awards ($)	Awards ($)	Compensation ($)	Earnings ($)	Compensation ($)	Total ($)

Valeria Bulkina (1)	0	0	0	0	0	0	0
______
(1) President, Secretary, Treasurer and Director.

We have not compensated our director for her service on our Board of Directors since our inception. There are no arrangements pursuant to which a director will be compensated in the future for any services provided as a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 24, 2013, we offered and sold to Valeria Bulkina, our President, Secretary, Treasurer and Director, a total of 4,000,000 shares of common stock for a purchase price of $0.001 per share, for aggregate proceeds of $4,000.

Besides the purchase of shares as discussed above and the loans disclosed in the table below, we have not entered into any other transaction, nor are there any proposed transactions, in which our director and officer, or any significant stockholder, or any member of the immediate family of any of the foregoing, had or is to have a direct or indirect material interest.

Our officer and director may be considered a promoter of the Company due to her participation in and management of the business since our incorporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding our common stock owned on May 31, 2013, by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Name and Address of Beneficial Owner (1)(2)	Amount and Nature of Beneficial Ownership	Percentage (3)
Valeria Bulkina President, Secretary, Treasurer and Director	4,000,000 shares of common stock	100%

All Directors and Officers as a Group ( 1 person )	4,000,000 shares of common stock	100%

(1) Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown, subject to applicable community property laws, and the mailing address for each beneficial owner is 15 Miller Street, Suite 2, Birobidjan, Russia, 679016

(2) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this prospectus. As of the date of this prospectus, there were 4,000,000 shares of our common stock issued and outstanding.

(3) Based on 4,000,000 shares of common stock outstanding as of the date of this prospectus.

PLAN OF DISTRIBUTION

Ovation Research, Inc. has 4,000,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 2,000,000 shares of its common stock for sale at the fixed price of $0.04 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock.

We intend to sell our shares through our sole officer and director, Mrs. Bulkina, who will receive no commissions. She will offer the shares to friends, family members, and business associates; however, there is no guarantee that she will be able to sell any of the shares as she has no prior experience in selling stock. Unless she is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

In connection with the Company’s selling efforts in the offering, Valeria Bulkina will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mrs. Bulkina is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mrs. Bulkina will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mrs. Bulkina is not, nor has she been within the past 12 months, a broker or dealer, and she has not, nor have has been within the past 12 months, associated persons of a broker or dealer. At the end of the offering, Mrs. Bulkina will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mrs. Bulkina will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Ovation Research, Inc. will receive all proceeds from the sale of the 2,000,000 shares being offered. The price per share is fixed at $0.04 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.04 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Ovation Research, Inc. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

If you decide to subscribe for any shares in this offering, you must:

-	execute and deliver a subscription agreement (see Exhibit 99.1)

-	deliver a check payable to Ovation Research, Inc. or certified funds to us in an amount equal to the total purchase price for the number of shares you wish to purchase to the company

Subscribers will receive share certificates via mail to the address listed on the subscription agreement. We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Ovation Research, Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of the date of this prospectus, there were 4,000,000 shares of our common stock issued and outstanding that was held by one registered stockholder of record, who is also our sole officer and director.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Options, Warrants and Rights

There are no outstanding options, warrants, or similar rights to purchase any of our securities.

Preferred Stock

We are not authorized to issue preferred stock.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

Transfer Agent

We do not currently have a Transfer Agent but we are in the process of retaining one.

Anti-Takeover Law

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Ovation Research, Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The Law Offices of Gary R. Henrie, Attorney at Law has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

Goldman Accounting Services CPA, PLLC, our independent registered public accountants, have audited our financial statements for the period ended May 31, 2013, included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Goldman Accounting Services CPA, PLLC, has presented its report with respect to our audited financial statements.

WHERE YOU CAN FIND AVAILABLE INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F. Street, N.E., Washington, DC 20549-6010, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

Ovation Research, Inc.

 Index to Financial Statements

Page

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheet:
May 31, 2013	F-2

Statements of Operations:
For the period December 28, 2012 (inception) to May 31, 2013	F-3

Statements of Changes in Shareholders' Equity:
From Inception December 28, 2012 to May 31, 2013	F-4

Statements of Cash Flows:
For the period December 28, 2012 (inception) to May 31, 2013	F-5

Notes to Financial Statements:
May 31, 2013	F-6

To The Board of Directors and Stockholders
Ovation Research Inc.

We have audited the accompanying balance sheet of Ovation Research Inc. as of May 31, 2013 and the related statements of operations, changes in stockholders’ equity and cash flows for the period December 28, 2012 (inception) to May 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ovation Research Inc. as of May 31, 2013 and the results of its operations and cash flows for the period December 28, 2012 (inception) to May 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company’s present working capital position and lack of commitments for future financing, will not enable it to continue its current operations for the next 12 months. This factor raises substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Goldman Accounting Services CPA, PLLC
Goldman Accounting Services CPA, PLLC
Suffern, NY
June 18, 2013

OVATION RESEARCH INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

May 31, 2013

ASSETS
CURRENT ASSETS
Cash	$4,056

TOTAL ASSETS	$4,056

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current Liabilities:
Loan Payable - Related Party	100

STOCKHOLDERS' EQUITY

Common stock: authorized 75,000,000; $0.001 par value;
4,000,000 shares issued and outstanding at
May 31, 2013	4,000
Deficit accumulated during the development stage	(44)

Total Stockholders' Equity	$3,956

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,056

The accompanying notes are an integral part of these financial statements

OVATION RESEARCH INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

From Inception
(December 28, 2012) to
May 31, 2013

REVENUES	$-

Operating Expenses:

General and administrative	$44

Total Expenses	44

Net loss for the period	$44

Net loss per share:
Basic and diluted	$0.00

Weighted average number of shares outstanding:

Basic and diluted	4,000,000

The accompanying notes are an integral part of these financial statements

OVATION RESEARCH INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
From Inception December 28, 2012 to May 31, 2013

	Common Stock			Additional		Total
	Number of		Additional	Paid-in	Accumulated	Shareholders'
	Shares	Par Value	Paid in Capital	Capital	Deficit	Equity

Balance, December 28, 2012 (Inception)	-	$-	$-	$-	$-	$-

Common Shares issued:
for cash on May 24, 2013	4,000,000	4,000	-	-		4,000

Net loss	-	-	-	-	(44)	(44)
Balance, May 31, 2013	4,000,000	$4,000	$-	$-	$(44)	$3,956

The accompanying notes are an integral part of these financial statements

OVATION RESEARCH INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

From inception
(December 28, 2012) to
May 31, 2013

Operating activities:

Net loss	$(44)
Adjustment to reconcile net loss to net cash
provided by operations:

Changes in assets and liabilities:	-

Financing activities:

Proceeds from issuance of common stock	4,000
Due to related party	100

Net cash provided by financing activities	4,100

Net increase in cash	4,056

Cash, beginning of period	-

Cash, end of period	$4,056

Supplemental disclosure of cash flow information:

Cash paid during the period

Taxes	$-
Interest	$-

The accompanying notes are an integral part of these financial statements

OVATION RESEARCH, INC.
(A Development Stage Company)
Notes to Financial Statements
May 31, 2013

NOTE 1.  ORGANIZATION AND DESCRIPTION OF BUSINESS

Ovation Research, Inc. (the Company) was incorporated under the laws of the State of Nevada on December 28, 2012. The Company was formed to do business in the distribution of Stainless Steel Cookware produced in China.

The Company is in the development stage. Its activities to date have been limited to capital formation, organization and development of its business plan.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a May 31, year-end.

Basic Earnings (loss) Per Share

ASC No. 260, “Earnings Per Share”, specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock.  The Company has adopted the provisions of ASC No. 260.

Basic net earnings (loss) per share amounts is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with ASC No. 250 all adjustments are normal and recurring.

OVATION RESEARCH, INC.
(A Development Stage Company)
Notes to Financial Statements
May 31, 2013

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry-forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Revenue

The Company records revenue on the accrual basis when all goods and services have been performed and delivered, the amounts are readily determinable, and collection is reasonably assured. The Company has not generated any revenue since its inception.

Advertising

The Company will expense its advertising when incurred. There has been no advertising since inception.

NOTE 3.  RECENT ACCOUNTING PRONOUCEMENTS

The Company has evaluated all the recent accounting pronouncements through the date the financial statements were issued and filed with the Securities and Exchange Commission and believe that none of them will have a material effect on the Company’s financial statements.

NOTE 4.  GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company had no operations during the period from December 38, 2012 (date of inception) to May 31, 2013. This condition raises substantial doubt about the Company’s ability to continue as a going concern. The Company is currently in the development stage and has minimal expenses, management does not believe that the Company’s current cash of $4,000 is sufficient to cover the expenses they will incur during the next twelve months in a limited operations scenario or until it raises additional funding. As of the date of the financial statements, there were no commitments to receive funds. Management estimates the minimum amount of additional funding necessary to remove the threat and enable the Company to remain viable for at least the twelve months following the date of the financial statements is approximately $7,000.

OVATION RESEARCH, INC.
(A Development Stage Company)
Notes to Financial Statements
May 31, 2013

NOTE 5.  WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 6.  RELATED PARTY TRANSACTIONS

The sole officer and director of the Company may, in the future, become involved in other business opportunities as they become available, she may face a conflict in selecting between the Company and those other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

As of May 31, 2013, $100 is owed to Valeria Bulkina, CEO, from funds loaned by her to the Company to open the bank account. The loan is non-interest bearing with no specific repayment terms.

NOTE 7.  STOCK TRANSACTIONS

On May 24, 2013, the Company issued a total of 4,000,000 shares of common stock to its sole officer and director, Valeria Bulkin, for cash in the amount of $0.001 per share for a total of $4,000.

As of May 31, 2013 the Company had 4,000,000 shares of common stock issued and outstanding.

NOTE 8.  STOCKHOLDERS’ EQUITY

The stockholders’ equity section of the Company contains the following classes of capital stock as of May 31, 2013:

Common stock, $ 0.001 par value: 75,000,000 shares authorized; 4,000,000 shares issued and outstanding.

NOTE 9.  SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after May 31, 2013 up through date the Company issued these financial statements and determined there are no reportable subsequent events or transactions.

________________

[Back Page of Prospectus]

PROSPECTUS

2,000,000 SHARES OF COMMON STOCK

OVATION RESEARCH, INC.
_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2013, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Expenses (1)	Amount
SEC Registration Fee	$10
Legal and accounting fees and expenses	$5,500
Publishing/Edgarizing	$500
Transfer Agent	$1,000
TOTAL	$7,010
_______
(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 78.7502 of the Nevada Corporate Law provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by Nevada law. Our bylaws further provide that our Board of Directors has discretion to indemnify our officers and other employees. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (i) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (ii) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. Such indemnification agreements may require us, among other things, to:

• indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

• advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

• obtain directors’ and officers’ insurance.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On May 24, 2013, we offered and sold to Valeria Bulkina, our President, Secretary, Treasurer and Director, a total of 4,000,000 shares of common stock for a purchase price of $0.001 per share for aggregate proceeds of $4,000. These securities were issued in reliance upon an exemption provided by Regulation S promulgated under the Securities Act of 1933. The certificate for these securities was issued to a non-US resident and bears a restrictive legend.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit

3.1	Articles of Incorporation of the Registrant (filed previously)

3.2	Bylaws of the Registrant (filed previously)

5.1	Opinion re: Legality and Consent of Counsel (filed previously)

10.1	Supply Agreement, dated January 22, 2013, with Longfei Imp & Exp Co.,Ltd, a Chinese company (“Longfei ”) (filed previously)

10.2	Supply Agreement, dated August 23, 2013 , with Winco International Industrial Co., Ltd. (“Winco”)

23.1	Consent of Legal Counsel (contained in exhibit 5.1)

23.2	Consent of Goldman Accounting Services CPA, PLLC

99.1	Subscription Agreement

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Birobidjan, Russia on September 5 , 2013.

OVATION RESEARCH, INC.

By:	/s/ Valeria Bulkina
Valeria Bulkina
President, Secretary, Treasurer and Director
(principal executive officer, principal financial officer and principal accounting officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Valeria Bulkina, as her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for her and in her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Ovation research, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Valeria Bulkina	President, Secretary, Treasurer and Director	September 5 , 2013
Valeria Bulkina	(principal executive officer, principal financial officer and principal accounting officer)

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

3.1	Articles of Incorporation of the Registrant (filed previously)

3.2	Bylaws of the Registrant (filed previously)

5.1	Opinion re: Legality and Consent of Counsel (filed previously)

10.1	Supply Agreement, dated January 22, 2013, with Longfei Imp & Exp Co.,Ltd, a Chinese company (“Longfei ”) (filed previously)

10.2	Supply Agreement, dated August 23, 2013 , with Winco International Industrial Co., Ltd. (“Winco”)

23.1	Consent of Legal Counsel (contained in exhibit 5.1)

23.2	Consent of Goldman Accounting Services CPA, PLLC

99.1	Subscription Agreement